SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 31, 2002


                           TRAVIS BOATS & MOTORS, INC.
             (Exact name of registrant as specified in its charter)


                                      TEXAS
                 (State or other jurisdiction of incorporation)

              005-49897                                   74-2024798
       (Commission File Number)               (IRS Employer Identification No.)



                          12116 Jekel Circle, Suite 102
                               Austin, Texas 78727
           (Address of principal executive office, including zip code)

                                 (512) 347-8787
              (Registrant's telephone number, including area code)










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ITEM 1. Changes in Control of Registrant.

         Travis Boats & Motors, Inc. ("Travis Boats" or the "Company") entered into a series of agreements with its senior inventory lenders, GE Commercial Distribution Finance Corporation, formerly known as Deutsche Financial Services Corporation, and Transamerica Commercial Finance Corporation (together, the "Senior Lenders"), and the Company's major shareholder, TMRC, L.L.P ("Tracker"). These agreements (the "Agreements") give Tracker the right to designate four of the seven members of the Board of Directors of the Company, the right to acquire shares from certain insiders of the Company, voting control of a majority of the voting power of the outstanding securities of the Company, and, together with the Senior Lenders, provide a short-term advance-type financing facility (the "Note") to address the current operating needs of the Company.

         Under the terms of the Agreements, Travis secured from Tracker and the Senior Lenders an aggregate amount of $600,000 as an initial advance under the Note (the "Initial Funding"). The Initial Funding was provided to the Company pro rata among Tracker and each of the two Senior Lenders. Tracker's source for the Initial Funding was cash on hand of Tracker Marine, L.L.C., which contributed $200,000 to Tracker. Total availability under the Note is $1.5 million and is based on advancing the Company a portion of the refund amount expected to be received pursuant to the filing of its calendar year 2003 federal tax return. The Note matures, like the Senior Lender credit facilities, on April 30, 2003.

         The Note will be administered by a newly-formed Operating Committee of the Company's Board of Directors (described below, and controlled by Tracker). This Committee will have the authority to request additional funds, pursuant to the Note, from the lending group. Upon a request for funding, Tracker and the Senior Lenders may, in their individual sole and absolute discretion, advance the additional funds requested.

         Borrowings under the Note are secured by all of the Company's claims to any monies currently due or to become due to the Company from the federal government arising from any application for an income tax refund for the 2003 calendar or any tax year. Consequently, any refund(s) received by the Company must be applied against any amounts outstanding under the Note. Based upon the Company's tax estimates, it believes that a refund of approximately $1.8 million will be received during the second calendar quarter of 2003.

         The Company pursued this transaction and financing because of its belief that current and anticipated cash needs through April, 2003 exceed amounts otherwise available to be borrowed under its current credit facilities with the Senior Lenders. This projected shortfall is influenced in part by the Company's seasonal trends which include historically low sales levels during the October through December periods. The seasonal lull normally experienced at the end of a calendar year was compounded at the end of 2002 by continued economic uncertainty, weak industry sales trends, and certain revised borrowing terms from the Senior Lenders which have had the effect of reducing the Company's borrowing base during this period.

         The revised and extended credit facility with the Senior Lenders and the Note are designed to improve the Company's strained cash flow position through April 2003. During this period, the Company will be revising its business plan to support its required financing arrangements for the remainder of fiscal year 2003 and beyond, either with its current Senior Lenders or from other sources. There is no assurance that Travis will be successful in obtaining such financing arrangements from the Senior Lenders or other sources.

         As previously announced, as a condition to the Note, the Company reached an agreement with its Senior Lenders to amend its senior credit agreements to (i) waive various current defaults, (ii) modify certain covenants and terms, and (iii) to extend the maturity date under those agreements from the

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original  expiration  date of January 31, 2003 to a new expiration date of April
30, 2003, unless otherwise terminated earlier in accordance with the terms of the agreements.

         Under the terms of the other Agreements, Tracker now has the right to designate four of seven members of the Company's Board of Directors. Tracker currently has two representatives on the Board of Directors, and has not yet designated two additional representatives. The Agreements also call for the formation of a three-member Operating Committee of the Company's Board, to be made up of a majority of members designated by Tracker. The initial members of the Operating Committee, as designated by Tracker, are Kenneth N. Burroughs, Richard Birnbaum, and Robert Ring. The Operating Committee will have authority to oversee the overall financial operations of the Company and to review weekly cash flows to determine whether additional borrowings are necessary under the Note.

         Prior to the Agreements, Tracker beneficially owned approximately 43% or 3,252,825 shares of the Company's common stock on a fully-diluted, as-converted basis. As a result of the Agreements, Tracker now has voting
control  of   approximately   53%  or  4,082,534   shares  on  a  fully-diluted,
as-converted basis, through a proxy granted by an insider covering 202,643 shares of common stock and through the creation of a newly-formed voting trust, to be controlled by a trustee designated by Tracker (the "Voting Trust"). Deposited in the Voting Trust are all of the securities held by Tracker and insider shareholders Robert Siddons, owner of 292,866 shares, and Mark Walton, owner of 334,200 shares. The term of the Voting Trust is five years, but is subject to earlier termination if Tracker becomes the holder of 55% or more of the common stock of the Company on a fully-diluted, as-converted basis. The existence or expiration of the Voting Trust does not restrict Tracker's ability to acquire additional shares of the Company from third parties.

        In order to ensure that Tracker maintains its control position, each Company insider who purchased Convertible Notes from the Company in the aggregate amount of $1,300,000 on or about December 14, 2001 (at a conversion price of $2.4594 per share of common stock) has agreed not to convert such notes until November 15, 2004, and that any shares that may be acquired upon conversion shall be deposited into and governed by the Voting Trust. The holders of the Convertible Notes are Ronnie L. Spradling, Robert C. Siddons, JE Simpson Family Partners, LP, Stephen W. Garasich, E.D. Bohls, Echo Bay, Ltd., Walton Investments, Ltd. and James C. Bohls. Further, Michael B. Perrine and Messrs. Walton, Spradling and Birnbaum, insiders of the Company, cancelled stock options covering, in the aggregate, 237,198 shares of the Company's common stock.

         Finally, Tracker has acquired, for a period of 90 days, the right to purchase Voting Trust certificates (representing certain of the shares deposited with the Voting Trust) at a purchase price per share of $1.20 from Messrs. Walton and Siddons. During this option period, Tracker would have the right to purchase the lesser amount of (a) the number of shares (pro rata among Messrs. Walton and Siddons) required to give Tracker 51% or more of the common stock of

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the  Company on a  fully-diluted,  as if  converted,  basis,  or (b) 30% of such insider's holdings of Company common stock.

         Copies of the Agreements are attached as exhibits hereto.

ITEM 5. Other Events.

         As previously filed on a Form 12b-25, on December 31, 2002, the Company issued a press release detailing its unaudited results of operation for the fiscal year ended September 30, 2002. A copy of the press release is attached as
Exhibit 11.1 hereto.

         As a result of the Company's operating losses and the upcoming maturities of the Note and the inventory financing arrangements, its independent auditor, Ernst & Young, has informed the Company that it plans to issue an opinion letter that includes an explanatory paragraph for going concern uncertainty in connection with the audited financial statements to be included in the Company's annual report for the fiscal year ending September 30, 2002.

ITEM 7.
         (c)      Exhibits.

         9.1 Voting Trust Agreement, dated as of January 7, 2003, by and between Travis Boats & Motors, Inc., and TMRC, L.L.P.

         9.2      Irrevocable  Proxy,  dated  January  7,  2003,  by  Ronnie  L.
                  Spradling.

         10.70 Term Sheet, dated January 7, 2003, by and between Travis Boats & Motors, Inc., and TMRC, L.L.P.

         10.71 Loan and Security Agreement, dated as of January 7, 2003, by and between Travis Boats & Motors, Inc., and TMRC, L.L.P.

         10.72 Amendment Regarding Amended and Restated Loan and Security Agreement by and among Travis Boats & Motors, Inc., certain of its subsidiaries, and GE Commercial Distribution Finance Corporation, formerly known as Deutsche Financial Services Corporation ("CDF").

         10.73 Amendment No. 4 to Travis Boats & Motors, Inc., Loan and Security Agreement, by and between Travis Boats & Motors, Inc., and Transamerica Commercial Finance Corporation.

         10.74 Security Agreement - Tax Refund, by and between Travis Boats & Motors, Inc., and Transamerica Commercial Finance Corporation, as agent for Transamerica Commercial Finance Corporation, GE Commercial Distribution Finance Corporation and TMRC, L.L.P.

         10.75 Assignment of Tax Claim, given by Travis Boats & Motors, Inc., to Transamerica Commercial Finance Corporation, as agent for Transamerica Commercial Finance Corporation, GE Commercial Distribution Finance Corporation and TMRC, L.L.P.

         10.76 Option Agreement dated January 7, 2003, by and between Mark T. Walton and TMRC, L.L.P.

         10.77    Option  Agreement dated January 7, 2003, by and between Robert
                  C. Siddons and TMRC, L.L.P.

         10.78 Intercreditor Agreement (Travis Tax Refund), by and among Transamerica Commercial Finance Corporation, TMRC, L.L.P., GE Commercial Distribution Finance Corporation and Transamerica Commercial Finance Corporation as tax refund agent.

         10.79 Stock Option Cancellation Agreement dated January 7, 2003, by and between Travis Boats & Motors, Inc., and Michael B. Perrine.

         10.80 Stock Option Cancellation Agreement dated January 7, 2003, by and between Travis Boats & Motors, Inc., and Mark T. Walton.

         10.81 Stock Option Cancellation Agreement dated January 7, 2003, by and between Travis Boats & Motors, Inc., and Ronnie L. Spradling.

         10.82 Stock Option Cancellation Agreement dated January 7, 2003, by and between Travis Boats & Motors, Inc., and Richard Birnbaum.

         11.1 Travis Boats & Motors, Inc., Earnings Press Release dated December 31, 2002.

         99.2     Travis Boats & Motors,  Inc.,  Press  Release dated January 8,
                  2003.

         99.3 Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            TRAVIS BOATS & MOTORS, INC.
                                            (Registrant)




Date:  January 10, 2003                      By: /s/ Michael B. Perrine
                                                -----------------------------
                                                Michael B. Perrine, Chief
                                                Financial Officer, Treasurer
                                                and Secretary